Exhibit 99.1

FOR IMMEDIATE RELEASE
April 15, 2003

TEXAS REGIONAL BANCSHARES, INC. REPORTS FIRST QUARTER EARNINGS

McAllen, Texas—Texas Regional Bancshares, Inc. (“Texas Regional”) (NASDAQ: TRBS), bank holding company for Texas State Bank, today reported net income for first quarter 2003 of $15,341,000, or $0.52 per diluted common share compared to $12,411,000, or $0.44 per diluted common share for the same period in 2002. All per share amounts for prior periods have been adjusted for the 10 percent stock dividend declared by Texas Regional during first quarter 2003, which is being distributed today to common shareholders of record on April 1, 2003. Return on assets and return on shareholders’ equity averaged 1.60 percent and 16.03 percent, respectively, compared to 1.71 percent and 16.83 percent, respectively, for the same period last year.

“Earnings per share of $0.52 exceeded first quarter 2002 by 18 percent and fourth quarter 2002 by 11 percent,” said Glen E. Roney, Chairman of the Board. “Also noteworthy, total assets crossed $4 billion for the first time.”

Texas Regional completed the acquisition through merger of Riverway Holdings, Inc. on February 22, 2002, San Juan Bancshares, Inc. on November 18, 2002 and Corpus Christi Bancshares, Inc. on February 14, 2003. The results of operations for these acquisitions have been included in the consolidated financial statements since their respective purchase dates.

FINANCIAL HIGHLIGHTS

Net interest income totaled $35,335,000 for first quarter 2003, reflecting a $6,085,000 or 20.8 percent increase from the comparable prior year period. The increase in net interest income resulted largely from an increase of 33.7 percent in average interest-earning assets to $3,590,111,000 for the three months ended March 31, 2003 compared to $2,684,784,000 for the same period in 2002. The net yield on average interest-earning assets decreased by forty-three basis points to 3.99 percent for the three months ended March 31, 2003 compared to 4.42 percent for the comparable period in 2002.

Provision for loan losses increased 37.6 percent to $3,691,000 for first quarter 2003 compared to $2,682,000 for the comparable prior year period. The provision for loan losses represented 0.65 percent of average loans held for investment for first quarter 2003 compared to 0.58 percent for first quarter 2002. Net charge-offs totaled $2,882,000 and $2,041,000 for the three months ended March 31, 2003 and March 31, 2002, respectively.

Noninterest income of $12,292,000 for first quarter 2003 increased 32.0 percent compared to $9,314,000 for the same 2002 period. Total service charges increased 21.4 percent to $7,230,000 for first quarter 2003 compared to $5,954,000 for first quarter 2002 mainly due to an increase in item charges resulting from deposit growth. Trust service fees of $675,000 increased 4.2 percent during first quarter 2003 compared to the 2002 comparable period. The fair value of assets managed by the trust department totaled $458,377,000 at March 31, 2003. Net realized gains on sales of securities available for sale of $1,754,000 for first quarter 2003 increased $1,296,000 compared to $458,000 for first quarter 2002. Texas Regional continued to sell securities with unrealized gains that were considered likely to be called in the near future. Data processing fees increased 16.1% to $1,721,000 compared to $1,482,000 due to the acquisition of certain data processing contracts from a third party processor during first quarter 2002 and growth in processing volumes. The number of data processing clients totaled 25 at March 31, 2003. Loan servicing income (loss), net of amortization of the mortgage servicing rights (“MSR”) asset, totaled ($393,000) for first quarter 2003 compared to $133,000 for first quarter 2002. This was primarily attributable to an increase in MSR amortization of $935,000, to $1,050,000 for first quarter 2003 compared to first quarter 2002 as a result of the rapid decline in mortgage rates during the last twelve months. Other operating income of $1,305,000 for first quarter 2003 increased 104.2 percent compared to $639,000 for first quarter 2002 as net gains on loans held for sale increased $833,000 during the comparable period.

Noninterest expense increased to $21,219,000 for first quarter 2003 compared to $16,993,000 for the first quarter in 2002, representing an increase of 24.9 percent. Operating expenses generally reflect higher business volumes associated with the acquisitions previously mentioned. Salaries and employee benefits increased 25.1 percent to $10,849,000 for first quarter 2003 compared to $8,670,000 for first quarter 2002 due to higher staffing levels, salary increases and employee medical plan increases. The number of full-time equivalent employees of 1,204 at March 31, 2003 increased 11.8 percent from 1,077 at March 31, 2002. The expense efficiency ratio was 45.7 percent for first quarter 2003, compared to 44.4 percent for first quarter 2002.

Assets totaled $4,026,701,000 at March 31, 2003, up from $3,377,459,000 at March 31, 2002, reflecting a 19.2 percent increase. Loans held for investment of $2,357,585,000 at March 31, 2003 increased 12.4 percent compared to $2,097,488,000 at March 31, 2002. Deposits totaled $3,357,496,000 at March 31, 2003, up from $2,827,045,000 a year ago, reflecting an 18.8 percent increase. Excluding volumes acquired from business combinations, loans held for investment increased 10.4 percent and deposits increased 16.1 percent since March 31, 2002.

Shareholders’ equity at March 31, 2003 totaled $394,409,000, up from $312,665,000 at March 31, 2002, reflecting a 26.1 percent increase. Contributing to this growth, net income for the twelve months ended March 31, 2003 totaled $56,777,000 while accumulated other comprehensive income increased $23,573,000 for the same period. The total risk-based, tier 1 risk-based and leverage capital ratios of 13.69 percent, 12.60 percent and 8.91 percent at period end, respectively, substantially exceeded regulatory requirements for a well-capitalized bank holding company.

ASSET QUALITY

At March 31, 2003, total loans held for investment of $2,357,585,000 included $12,636,000, or 0.54 percent, classified as nonperforming. The allowance for loan losses of $29,153,000 represented 1.24 percent of loans held for investment and 230.71 percent of nonperforming loans at March 31, 2003. Net charge-offs for first quarter 2003 averaged 0.51 percent of average loans held for investment compared to 0.44 percent for first quarter 2002. Total nonperforming assets at March 31, 2003 of $20,403,000 represented 0.86 percent of total loans held for investment and foreclosed assets compared to 1.12 percent at March 31, 2002. Accruing loans 90 days or more past due increased by $2,502,000 to $6,292,000 at March 31, 2003 compared to $3,790,000 at March 31, 2002.

OTHER INFORMATION

Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market® under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through 32 full-service banking offices in the greater metropolitan areas of Corpus Christi, Houston and South Texas, including 28 in the Rio Grande Valley.

Additional financial, statistical and business-related information, as well as business trends, is included in a Financial Supplement. This release, the Financial Supplement and other information are available on Texas Regional’s website at http://www.trbsinc.com. The Financial Supplement and other information available on Texas Regional’s website can also be obtained by calling R.T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

This document and information on Texas Regional’s website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from mergers), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Texas Regional’s results could differ materially from Texas Regional’s expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information please see Texas Regional’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website at http://www.sec.gov.

CONTACT: Glen E. Roney, Chief Executive Officer, or R. T. Pigott, Jr., Chief Financial Officer, (956) 631-5400, both of Texas Regional.

Texas Regional Bancshares, Inc. and Subsidiaries
Financial Highlights (Unaudited)	At / For Three Months Ended
(Dollars in Thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Except Per Share Data)	2003	2002	2002	2002	2002
Condensed Income Statements
Loans Held for Investment	$39,805	$39,815	$39,714	$39,087	$35,754
Securities	11,485	11,577	11,521	12,088	9,723
Other Interest-Earning Assets	697	828	658	671	269
Total Interest Income	51,987	52,220	51,893	51,846	45,746
Deposits	14,661	15,738	16,673	16,882	15,380
Other Borrowed Money	1,991	2,132	2,101	1,964	1,116
Total Interest Expense	16,652	17,870	18,774	18,846	16,496
Net Interest Income	35,335	34,350	33,119	33,000	29,250
Provision for Loan Losses	3,691	3,676	2,950	3,023	2,682
Service Charges - Deposits	5,482	5,717	5,261	4,982	4,470
Other Service Charges	1,748	1,280	1,243	1,203	1,484
Trust Service Fees	675	690	743	649	648
Net Realized Gains on Sales of
Securities Available for Sale	1,754	1,824	1,885	618	458
Data Processing Service Fees	1,721	1,620	1,676	1,626	1,482
Loan Servicing Income (Loss), Net	(393)	(2,334)	84	444	133
Other Operating Income	1,305	1,018	435	25	639
Total Noninterest Income	12,292	9,815	11,327	9,547	9,314
Salaries and Employee Benefits	10,849	10,118	9,412	9,793	8,670
Net Occupancy Expense	1,557	1,290	1,481	1,488	1,188
Equipment Expense	2,353	2,314	2,362	2,192	1,772
Other Real Estate Expense, Net	244	177	152	81	81
Amortization — Identifiable Intangibles	850	906	961	896	669
Other Noninterest Expense	5,366	5,126	5,134	5,283	4,613
Total Noninterest Expense	21,219	19,931	19,502	19,733	16,993
Income Before Income Tax Expense	22,717	20,558	21,994	19,791	18,889
Income Tax Expense	7,376	6,640	7,732	6,535	6,478
Net Income	$15,341	$13,918	$14,262	$13,256	$12,411
Per Common Share Data (1)
Net Income—Basic	$0.53	$0.48	$0.49	$0.46	$0.45
Net Income—Diluted	0.52	0.47	0.49	0.45	0.44
Market Value at Period End	30.19	32.31	30.45	29.49	26.46
Book Value at Period End	13.43	12.95	12.44	11.65	10.86
Cash Dividends Declared (1)	0.120	0.109	0.100	0.100	0.097
Share Data (1) (in Thousands)
Basic	29,199	29,048	28,911	28,846	27,631
Diluted	29,551	29,346	29,295	29,234	27,943
Shares Outstanding at Period End (1)	29,357	29,137	28,960	28,874	28,779
Selected Financial Data
Return on Average Assets	1.60%	1.49%	1.58%	1.55%	1.71%
Return on Average Equity	16.03%	14.97%	16.26%	16.43%	16.83%
Leverage Capital Ratio	8.91%	8.89%	8.82%	8.73%	9.84%
Expense Efficiency Ratio	45.7%	46.7%	45.5%	46.9%	44.4%
Net Interest Margin	3.99%	3.97%	3.98%	4.18%	4.42%
Net Charge-Offs	$2,882	$2,786	$2,617	$2,553	$2,041
Net Charge-Offs to Average Loans	0.51%	0.50%	0.48%	0.48%	0.44%
Full-Time Equivalent Employees	1,204	1,155	1,099	1,106	1,077

Texas Regional Bancshares, Inc. and Subsidiaries
Financial Highlights (Unaudited)	At / For Three Months Ended
(Dollars in Thousands,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Except Per Share Data)	2003	2002	2002	2002	2002
Condensed Balance Sheets
Loans Held for Investment	$2,357,585	$2,267,530	$2,189,039	$2,149,013	$2,097,488
Securities	1,223,338	1,196,079	1,079,450	1,046,282	945,258
Other Interest-Earning Assets	140,939	70,888	53,376	38,656	72,687
Total Interest-Earning Assets	3,721,862	3,534,497	3,321,865	3,233,951	3,115,433
Cash and Due from Banks	125,943	124,125	107,175	99,271	92,998
Premises and Equipment, Net	93,689	89,500	88,168	88,596	83,219
Other Assets	114,360	115,181	113,469	114,425	111,833
Allowance for Loan Losses	(29,153)	(28,116)	(26,827)	(26,494)	(26,024)
Total Assets	$4,026,701	$3,835,187	$3,603,850	$3,509,749	$3,377,459
Savings and Time Deposits	$2,858,489	$2,686,213	$2,558,075	$2,559,683	$2,435,105
Other Borrowed Money	236,731	293,518	234,490	185,353	210,972
Total Interest-Bearing Liabilities	3,095,220	2,979,731	2,792,565	2,745,036	2,646,077
Demand Deposits	499,007	445,978	422,701	399,402	391,940
Other Liabilities	38,065	32,023	28,466	28,872	26,777
Total Liabilities	3,632,292	3,457,732	3,243,732	3,173,310	3,064,794
Shareholders’ Equity	394,409	377,455	360,118	336,439	312,665
Total Liabilities and Equity	$4,026,701	$3,835,187	$3,603,850	$3,509,749	$3,377,459
Condensed Average Balance Sheets
Loans Held for Investment	$2,305,452	$2,206,784	$2,166,902	$2,124,720	$1,874,165
Securities	1,210,279	1,150,803	1,082,642	989,561	784,643
Other Interest-Earning Assets	74,380	71,341	48,075	48,750	25,976
Total Interest-Earning Assets	3,590,111	3,428,928	3,297,619	3,163,031	2,684,784
Cash and Due from Banks	115,627	100,333	98,741	103,562	106,457
Premises and Equipment, Net	91,058	88,582	88,249	86,421	77,944
Other Assets	120,000	113,859	115,302	111,916	89,742
Allowance for Loan Losses	(29,719)	(27,642)	(27,411)	(27,251)	(24,005)
Total Assets	$3,887,077	$3,704,060	$3,572,500	$3,437,679	$2,934,922
Savings and Time Deposits	$2,765,860	$2,621,609	$2,553,835	$2,484,937	$2,145,513
Other Borrowed Money	241,614	255,640	238,142	213,400	112,505
Total Interest-Bearing Liabilities	3,007,474	2,877,249	2,791,977	2,698,337	2,258,018
Demand Deposits	457,441	429,236	404,447	397,783	356,340
Other Liabilities	33,942	28,664	28,048	17,885	21,455
Total Liabilities	3,498,857	3,335,149	3,224,472	3,114,005	2,635,813
Shareholders’ Equity	388,220	368,911	348,028	323,674	299,109
Total Liabilities and Equity	$3,887,077	$3,704,060	$3,572,500	$3,437,679	$2,934,922
Nonperforming Assets, Past Due Loans
Nonaccrual Loans	$12,636	$14,800	$17,154	$13,211	$14,484
Foreclosed and Other Assets	7,767	10,610	10,246	9,266	9,120
Total Nonperforming Assets	20,403	25,410	27,400	22,477	23,604
Accruing Loans 90 Days or More Past Due	6,292	4,411	3,524	4,038	3,790

(1)                                  Restated to retroactively give effect for the 10% stock dividend declared by the Corporation during first quarter 2003 and distributed during second quarter 2003.